As filed with the Securities and Exchange Commission on September 26, 2006
Registration No. 333-136844

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

California Water Service Group
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0448994
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1720 North First Street, San Jose, CA 95112
(408) 367-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Martin A. Kropelnicki
Vice President, Chief Financial Officer and Treasurer
California Water Service Group
1720 North First Street
San Jose, California 95112
(408) 367-8200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
with a copy to:
Peter T. Heilmann, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street, Suite 3100
San Francisco, California 94104
(415) 393-8200

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Securities Act Rule 429, the prospectus that is a part of this registration statement is a combined prospectus that also relates to Registration Statement on Form S-3 No. 333-103721 (originally filed March 11, 2003, as amended).

Explanatory Note
        This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 1 and 5 to the Registration Statement on Form S-3 (File No. 333-136844). This Amendment No. 1 does not modify any provisions of the prospectus constituting Part I of the Registration Statement. Accordingly, the prospectus has not been included herein.
Part II
Information Not Required in Prospectus
Item 14.      Other Expenses of Issuance and Distribution
       Expenses incurred in connection with the offering of the securities will be borne by the registrant and are estimated as follows:

Amount

SEC registration fee	$16,050

Accountant’s fees and expenses	125,000

Legal fees and expenses	205,000

Printing costs	100,000

Blue sky fees and expenses	5,000

Miscellaneous expenses	50,000

Total	$501,050
Item 15.      Indemnification of Directors and Officers
       To the fullest extent permitted by the Delaware General Corporation Law, our certificate of incorporation eliminates a director’s personal liability for monetary damages to the Company and its stockholders, including liability arising from a breach of fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section Seven of the Company’s Certificate of Incorporation provides for indemnification of any person who is or was a party to a proceeding by reason of the fact that such person was an agent of the Company, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.
      At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification is being sought, nor are we aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of us.
Item 16.      Exhibits
       See Exhibit Index immediately following the signature page hereof.

Item 17.      Undertakings
       (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)1(i), (a)1(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (d) We hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 26, 2006.

CALIFORNIA WATER SERVICE GROUP

By:	/s/ Martin A. Kropelnicki

Martin A. Kropelnicki
Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer)
      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter C. Nelson Peter C. Nelson	President and Chief Executive Officer (Principal Executive Officer) and Director	September 26, 2006

/s/ Martin A. Kropelnicki Martin A. Kropelnicki	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 26, 2006

/s/ Robert W. Foy Robert W. Foy	Director, Chairman of the Board of Directors	September 26, 2006

/s/ Calvin L. Breed Calvin L. Breed	Controller (Principal Accounting Officer)	September 26, 2006

/s/ Douglas M. Brown* Douglas M. Brown	Director	September 26, 2006

/s/ Edward D. Harris, Jr., M.D.* Edward D. Harris, Jr., M.D.	Director	September 26, 2006

/s/ Bonnie G. Hill* Bonnie G. Hill	Director	September 26, 2006

/s/ David N. Kennedy* David N. Kennedy	Director	September 26, 2006

/s/ Richard P. Magnuson* Richard P. Magnuson	Director	September 26, 2006

/s/ Linda R. Meier* Linda R. Meier	Director	September 26, 2006

Signature		Title	Date

/s/ George A. Vera* George A. Vera		Director	September 26, 2006

*By	/s/ Martin A. Kropelnicki Martin A. Kropelnicki as attorney-in-fact

Exhibit Index

1		Form of Underwriting Agreement
4.1		Certificate of Incorporation of California Water Service Group (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed August 9, 2006)
4.2		Shareholder Rights Plan, between California Water Service Group and BankBoston, N.A., rights agent, dated January 28, 1998 (incorporated by reference to Exhibit 4 to Registration Statement on Form 8-A filed February 13, 1998)
4.3		Certificate of Designations regarding Series D Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K filed March 15, 2004)
5		Opinion of Gibson, Dunn & Crutcher LLP
12*		Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
23.1		Consent Gibson, Dunn & Crutcher LLP (included in their opinion in Exhibit 5.1)
23	.2*	Consent of KPMG LLP
24*		Power of attorney of certain officers and directors of California Water Service Group (included in signature page)

*	Previously filed.